As filed with the Securities and Exchange Commission on March 3, 2011
Registration No. 333-164789

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADEPT TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation or Organization)

94-2900635
(IRS Employer Identification Number)

3559
(Primary Standard Industrial Classification
Code Number)

5960 Inglewood Drive
Pleasanton, California 94588
(925) 245-3400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lisa M. Cummins
Vice President of Finance and Chief Financial Officer
Adept Technology, Inc.
5960 Inglewood Drive
Pleasanton, California 94588
(925) 245-3400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Lisa A. Fontenot, Esq.
Gibson, Dunn & Crutcher LLP
1881 Page Mill Road
Palo Alto, California 94304
(650) 849-5300

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

*
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

Pursuant to a Registration Statement (the “Registration Statement”) on Form S-3 (File No. 333-164789) filed with the Securities and Exchange Commission on February 8, 2010 by Adept Technology, Inc. (the “Company”), and declared effective on February 25, 2010, the Company registered the resale of 132,818 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share. The Shares were registered to permit resales of such Shares by selling stockholders, as named in the Registration Statement, who acquired the Shares in connection with a private transaction. As the Shares may be sold publicly other than pursuant to an effective registration statement, the Registration Statement may be terminated.

In accordance with the Company’s undertaking in Part II, Item 17 of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Shares remaining unsold under the Registration Statement and such Shares are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pleasanton, State of California on March 3, 2011.

ADEPT TECHNOLOGY, INC.

By:	/s/ LISA M. CUMMINS
Lisa M. Cummins
Vice President of Finance and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS:

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

	Name and Signature	Title	Date

	/s/ * John D. Dulchinos	Director; President and Chief Executive Officer (Principal Executive Officer)	March 3, 2011

	/s/ LISA M. CUMMINS Lisa M. Cummins	Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 3, 2011

	/s/ * A. Richard Juelis	Director	March 3, 2011

	/s/ * Michael P. Kelly	Chairman of the Board	March 3, 2011

	/s/ * Robert J. Majteles	Director	March 3, 2011

	/s/ * Herbert J. Martin	Director	March 3, 2011

By:	/s/ LISA M. CUMMINS Lisa M. Cummins, as Attorney in Fact